EXHIBIT 23-a




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-106789 of Morgan Stanley (the "Registrant") on Form S-3 of our reports dated January 10, 2003, appearing in the Annual Report on Form 10-K of the Registrant for the fiscal year ended November 30, 2002, and to the references to us under the heading "Experts" in each Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche

New York, New York
August 26, 2003